Exhibit 99.1

Niska Gas Storage Partners LLC Announces Fourth Quarter and Annual Financial Results for Fiscal 2016

RADNOR, PENNSYLVANIA — June 10, 2016 - Niska Gas Storage Partners LLC (NYSE:NKA) (“Niska” or “the Company”) reported today its financial results for the fiscal year and quarter ended March 31, 2016.

Financial Results

Niska’s net loss for the year ended March 31, 2016 was $103.3 million ($2.67 per common unit), compared to a net loss of $350.7 million ($9.34 per common unit) for the year ended March 31, 2015. For the three months ended March 31, 2016 net loss was $25.3 million ($0.65 per common unit) compared to a net loss of $43.2 million ($1.12 per common unit) for the three months ended March 31, 2015. Results for the year ended March 31, 2015 include a non-cash write-down of the Company’s recorded goodwill of $245.6 million.

Niska’s Adjusted EBITDA (as defined below) for the year ended March 31, 2016 was $17.1 million, compared to $66.7 million for the year ended March 31, 2015. Adjusted EBITDA was $6.6 million for the three months ended March 31, 2016, compared to $18.7 million for the three months ended March 31, 2015.

Adjusted EBITDA for the year and three months ended March 31, 2016 include benefits from previous inventory write-downs of $45.2 million and $2.3 million, respectively, compared to $23.1 million and $14.3 million for the year and three months ended March 31, 2015, respectively.

Merger Transaction Update

In June 2015, the Company announced that it and its managing member, Niska Gas Storage Management LLC, had entered into a definitive agreement to be acquired by Brookfield Infrastructure and its institutional partners (“Brookfield”).  Brookfield will acquire all of Niska’s outstanding common units for $4.225 per common unit in cash and will acquire the managing member and the incentive distribution rights in Niska. The closing of the transaction is dependent on certain customary conditions being satisfied, including the approval by the California Public Utilities Commission (“CPUC”) of the transfer of control of the Company’s Wild Goose facility to Brookfield.

On June 9, 2016, the CPUC issued a final decision which approved the transfer of control of the Wild Goose facility to Brookfield. The decision is effective immediately. The Company expects that the merger transaction will proceed in accordance with the terms of the merger agreement and that it will close on or prior to July 31, 2016.

Distribution

The Company has agreed not to make earnings distributions until the earlier of the date of closing or termination of the merger transaction. Accordingly, the Company will not pay a distribution to unitholders with respect to the fiscal quarter ended March 31, 2016.

Form 10-K

A copy of the Company’s current Annual Report on Form 10-K can be found on Niska’s website, www.niskapartners.com under “Investor Center-SEC Filings.” Niska unitholders may receive hard copies of the annual report and the other documents filed with the SEC free of charge upon request by emailing ir@niskapartners.com or by calling 403-513-8650.

About Niska

Niska is a midstream natural gas services provider with operations focused on owning, operating, developing and acquiring midstream energy assets in the United States and Canada. The Company is currently the largest independent owner and operator of natural gas storage in North America, with strategically located assets in key natural gas producing and consuming regions. Niska owns and operates three natural gas storage facilities, including the AECO HubTM in Alberta, Canada; Wild Goose in California; and Salt Plains in Oklahoma. The Company also contracts for natural gas storage capacity in the U.S. Mid-continent.

Forward Looking Statements

This press release includes “forward-looking statements” - that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Among these risks and uncertainties are (1) changes in general economic conditions; (2) our level of exposure to the market value of natural gas storage services which could adversely affect our revenues and cash available to make distributions; (3) competitive conditions in our industry; (4) actions taken by third-party operators, processors and transporters; (5) changes in the availability and cost of capital; (6) operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond our control; (7) the effects of existing and future laws and governmental regulations; (8) the effects of future litigation; and (9) other factors and uncertainties that are unknown or unpredictable could also have a materially adverse effect on future results. For further discussion of risks and uncertainties, you should refer to Niska’s filings with the United States Securities and Exchange Commission. Actual results and future events could differ materially from those anticipated in such statements. Niska undertakes no obligation, and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  All forward-looking statements are qualified in their entirety by this cautionary statement.

Non-GAAP Financial Measures

Niska uses and discloses the financial measure “Adjusted EBITDA” in this press release. Niska defines Adjusted EBITDA as net earnings (loss) before interest, income taxes, depreciation and amortization, unrealized risk management gains and losses, loss on extinguishment of debt, foreign exchange gains and losses, write-downs of inventory, gains and losses on asset dispositions, non-cash compensation, asset impairments and other income. Niska’s Adjusted EBITDA is not presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”). Niska’s management utilizes Adjusted EBITDA as a key performance measure in order to assess:

•                                          the financial performance of Niska’s assets, operations and return on capital without regard to financing methods, capital structure or historical cost basis;

•                                          the ability of Niska’s assets to generate cash sufficient to pay interest on its indebtedness and make distributions to its equity holders;

•                                          repeatable operating performance that is not distorted by non-recurring items or market volatility; and

•                                          the viability of acquisitions and capital expenditure projects.

The GAAP measure most directly comparable to Adjusted EBITDA is net earnings.  For a reconciliation of Adjusted EBITDA to net earnings, please see the schedule provided in the attached pages. Niska believes that investors benefit from having access to the same financial measures used by Niska’s management. Further, Niska believes that these measures are useful to investors because they are one of the bases for comparing Niska’s operating performance with that of other companies with similar operations, although Niska’s measures may not be directly comparable to similar measures used by other companies.

Niska Gas Storage Investor Contact:

Sarah Steel or Kim Jackson

403-513-8650

ir@niskapartners.com

NISKA GAS STORAGE PARTNERS LLC

CONSOLIDATED STATEMENTS OF EARNINGS (LOSS) AND COMPREHENSIVE INCOME (LOSS)

(in thousands of U.S. dollars, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
REVENUES
Fee-based revenue	$14,593	$18,325	$54,734	$92,340
Optimization, net	(5,449)	(25,192)	(389)	5,979
	9,144	(6,867)	54,345	98,319

EXPENSES (INCOME)
Operating	5,515	6,778	29,806	39,230
General and administrative	6,315	6,325	29,993	26,833
Depreciation and amortization	14,504	9,593	57,435	117,323
Interest	13,330	13,107	52,301	51,336
Impairment of goodwill	—	—	—	245,604
Losses (gains) on disposals of assets	—	—	268	(64)
Foreign exchange (gains) losses	(681)	347	(349)	380
Other income	(1)	(7)	(4)	(11)
	38,982	36,143	169,450	480,631

EARNINGS (LOSS) BEFORE INCOME TAXES	(29,838)	(43,010)	(115,105)	(382,312)

Income tax (benefit) expense	(4,515)	219	(11,774)	(31,656)

NET EARNINGS (LOSS) AND COMPREHENSIVE INCOME (LOSS)	$(25,323)	$(43,229)	$(103,331)	$(350,656)

Net earnings (loss) allocated to:
Managing member	$(456)	$(778)	$(1,861)	$(6,352)
Common unitholders	$(24,867)	$(42,451)	$(101,470)	$(344,304)

Earnings (loss) per unit allocated to common unitholders
- basic and diluted	$(0.65)	$(1.12)	$(2.67)	$(9.34)

NISKA GAS STORAGE PARTNERS LLC

SELECTED FINANCIAL DATA AND NON-GAAP RECONCILIATIONS

(in thousands of U.S. dollars, except capacity amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Reconciliation of Net Earnings (Loss) to Adjusted EBITDA:
Net earnings (loss)	$(25,323)	$(43,229)	$(103,331)	$(350,656)
Add (deduct):
Interest expense	13,330	13,107	52,301	51,336
Income tax (benefit) expense	(4,515)	219	(11,774)	(31,656)
Depreciation and amortization	14,504	9,593	57,435	117,323
Non-cash compensation expense	380	617	1,653	2,305
Impairment of goodwill	—	—	—	245,604
Unrealized risk management losses (gains)	5,161	16,433	16,566	(31,694)
Foreign exchange (gains) losses	(681)	347	(349)	380
Losses (gains) on disposals of assets	—	—	268	(64)
Other income	(1)	(7)	(4)	(11)
Write-downs of inventory	3,700	21,600	4,300	63,800
Adjusted EBITDA	$6,555	$18,680	$17,065	$66,667

Revenue:
Fee-based revenue
Long-term contract revenue	$8,936	$12,825	$36,263	$80,781
Short-term contract revenue	5,657	5,500	18,471	11,559
	$14,593	$18,325	$54,734	$92,340
Proprietary optimization:
Realized optimization, net	$3,412	$12,841	$20,477	$38,085
Unrealized risk management (losses) gains	(5,161)	(16,433)	(16,566)	31,694
Write-downs of inventory	(3,700)	(21,600)	(4,300)	(63,800)
	$(5,449)	$(25,192)	$(389)	$5,979

Capital expenditures:
Maintenance	$982	$1,604	$2,926	$4,844
Expansion	(1)	30	81	540
	$981	$1,634	$3,007	$5,384

Operating data:
Effective working gas capacity (Bcf)	244.9	250.5	244.9	250.5

	As of March 31,
	2016	2015
Selected Consolidated Balance Sheet data :
Cash and cash equivalents	$10,246	$11,699
Inventory	$41,268	$136,295
Obligations under credit facilities	$146,086	$193,500
Total debt excluding short-term credit facilities	$584,587	$585,926
Members’ equity	$80,639	$185,671